Execution Version AMENDED AND RESTATED EMPLOYMENT AGREEMENT This Amended and Restated Employment Agreement (this “Agreement”) is made and entered into as of May 18, 2026 (the “Amendment Date”), by and between Flagstar Bank, NA., a national banking association (the “Company”) and Joseph M. Otting (the “Executive”). The Company and Executive are referred to collectively as the “Parties” and individually as a “Party” and references to the “Company” may as the circumstances permit refer to subsidiaries of the Company that employ the Executive. WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, dated as of March 19, 2025 (the “Prior Agreement”); WHEREAS, the Company and Executive desire to amend and restate the Prior Agreement in its entirety on the terms and conditions set forth herein; and NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the Parties agree as follows: 1. Term. The Company agrees to employ Executive and Executive agrees to be employed by the Company on the terms and conditions set forth herein. Executive’s employment with the Company was effective as of March 6, 2024, and Executive’s appointment to the positions of Executive Chairman and Chief Executive Officer of the Company was effective as of April 1, 2024 (the “Original Effective Date”) and shall continue until March 6, 2028, unless terminated earlier pursuant to Section 5 of this Agreement; provided that the term of this Agreement may be extended or renewed upon the prior written agreement of the Parties. The period from and after the Original Effective Date during which Executive is employed under this Agreement (including any extensions) is referred to as the “Employment Term.” 2. Position and Duties. 2.1 Position. During the Employment Term, Executive shall serve as the Executive Chairman and Chief Executive Officer of the Company. Executive was appointed to the Board of Directors of the Company (the “Board”), effective as of March 11, 2024. Provided that Executive has not given or received notice of termination of employment or service with the Company, at such times during the Employment Term that Executive becomes eligible for reelection to the Board, Executive shall be nominated as a member of the Board, subject to re-election by the Company’s stockholders beginning with the 2026 Annual Meeting of Stockholders. Executive shall be the most senior executive of the Company and its affiliates, reporting directly and exclusively, to the Board. 2.2 Duties. During the Employment Term, Executive shall have such duties, authorities, and responsibilities commensurate with his positions and such other duties and responsibilities consistent with Executive’s positions as shall be determined from time to time by the Board. Executive shall faithfully perform Executive’s duties hereunder and shall devote substantially all of his business time and attention to the performance of such duties. Executive will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services, directly or indirectly, without the prior written consent of the Board.

Notwithstanding the foregoing, in accordance with the Company’s applicable conflict of interest policy, Executive will be permitted to (a) engage in the outside activities set forth on Schedule A, (b) act or serve as a director, trustee, committee member, or principal of any type of civic, charitable, or community organization and non-profit industry associations and groups, (c) (i) manage personal investments and (ii) purchase or own less than five percent (5%) of the publicly traded securities of any corporation; provided that in the case of clause (i), such ownership represents a passive investment and that Executive is not a controlling person of, or a member of a group that controls, such corporation, and (d) with the consent of the Board (not to be unreasonably withheld or delayed), serve on corporate boards, provided that, activities described in clauses (a), (b), (c) and (d) above do not materially interfere with the performance of Executive’s duties under this Agreement. If requested by the Board and agreed by Executive (such agreement not to be unreasonably withheld or delayed), Executive shall serve as an executive officer and/or as a director of each of the Company’s subsidiaries which are material to the business of the Company as determined by the Board in its sole discretion. 3. Location. Executive will work from any of the Company’s locations, except in the case of required travel on Company business and subject to any remote working arrangements and policies applicable to senior executives of the Company. 4. Compensation. Subject to the terms and conditions of this Agreement, during the Employment Term, Executive shall be eligible to receive the following compensation and benefits. 4.1 Base Salary. Executive’s annual rate of base salary shall initially be $1,250,000 (the “Base Salary”). Effective as of March 6, 2027, the Base Salary shall be $1,400,000. The Company shall pay the Base Salary in periodic installments in accordance with its payroll practices. The Base Salary shall be reviewed at least annually by the Board, or a committee thereof, and may be increased (but not decreased). Once increased, the increased Base Salary shall be the “Base Salary” for all purposes of the Agreement. 4.2 Annual Bonus. Executive shall be eligible to participate in the Company’s short-term cash incentive program. Executive’s target annual cash bonus opportunity shall be $2,250,000 with respect to 2026 and $2,500,000 with respect to 2027 and thereafter (as applicable, the “Target Bonus”). Executive shall be eligible to receive up to 200% of the Target Bonus based on the achievement of performance goals to be reasonably established by the Compensation Committee of the Board, in consultation with Executive. 4.3 Equity Awards. Executive shall on the Amendment Date be granted a restricted stock unit award (the “2026 RSU Award”) with a grant date fair value of $10,000,000 based on the Company opening stock price on the Amendment Date. The 2026 RSU Award shall vest in equal quarterly installments over period from March 6, 2027 through March 6, 2028. Except as expressly set forth in this Agreement, the 2026 RSU Award shall be subject to the terms and conditions of the applicable award agreement, which shall be consistent with the foregoing. 4.4 Fringe Benefits and Employee Benefits. Executive shall be entitled to participate in the employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time, on the same basis as generally available to other senior executive employees of the Company, including retirement plans, supplemental retirement plans, deferred compensation plans, life insurance plans, medical insurance plans, dental plans, accidental death and disability plans, and other fringe benefits. 4.5 Business Expenses. Executive shall be entitled to reimbursement for all reasonable business expenses incurred in connection with the performance of Executive’s duties hereunder, including costs associated with business-related commercial air-travel, in accordance with the Company’s business expense reimbursement policies and procedures as in effect from time to time. 4.6 Indemnification and Directors and Officers Liability Insurance. The Company shall, to the fullest extent permitted by applicable law, indemnify Executive with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Company or other entity) by reason of the fact that Executive is or was a director or officer or employee of the Company or of any subsidiary of the Company or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses, (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, which amounts the Company will advance to Executive as the same are incurred; however, Executive shall repay any expenses paid or reimbursed by the Company if it is ultimately determined by order of a court of competent jurisdiction (without further right of appeal) that Executive is not legally entitled to be indemnified by the Company. If applicable law requires that the Board make an investigation and/or determination of the matter for which indemnification is being sought prior to paying or reimbursing Executive, the Company shall use its commercially reasonable efforts to cause the investigation to be made (at the Company’s expense) and to have the Board reach a determination as soon as reasonably possible. During the Employment Term, the Company shall maintain directors and officers’ liability insurance with coverage limits of at least the amount in effect on the Original Effective Date. The Company’s obligations under this Section 4.7, including to indemnify Executive and to advance or reimburse expenses provided by this Section, shall survive and continue after the termination of this Agreement or Executive’s employment for any reason. The rights to indemnification and advancement or reimbursement of expenses provided by this Section shall not be deemed exclusive of any other rights to which Executive may be entitled under any charter, bylaw, other organization document, agreement, vote of shareholders or directors or otherwise, including any director indemnification agreement that may be implemented by the Company from time to time. 5. Termination of Employment. The Employment Term and Executive’s employment hereunder may be terminated prior to the expiration of the Employment Term by either the Company or Executive at any time and for any reason. Upon termination of Executive’s employment during or at the end of the Employment Term, Executive shall be entitled to the compensation and benefits in accordance with this Section 5. 5.1 Termination of Employment for Cause or without Good Reason. (a) Executive’s employment hereunder may be terminated by the Company for Cause or by Executive without Good Reason. If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, Executive shall be entitled to receive: (i) any accrued but unpaid Base Salary and paid time off, which shall be paid within ten (10) days following the Termination Date (as defined below); (ii) unless such termination is a termination by the Company for Cause, any earned but unpaid annual cash bonus payment with respect to any completed fiscal year immediately preceding the Termination Date (with any required determinations made on a basis no less favorable to Executive than for any other active employees of the Company), which shall be paid on the payment date applicable to other senior executives, except to the extent payment is otherwise deferred at the election of the Executive pursuant to any applicable deferred compensation arrangement; (iii) unless such termination is a termination by the Company for Cause or a resignation without Good Reason (other than a resignation without Good Reason during the ninety (90) day period immediately following the third anniversary of the Original Effective Date), an amount equal to the product of (1) the Target Bonus with respect to the fiscal year in which the Termination Date occurred and (2) a fraction, the numerator of which is the number of days in the fiscal year in which the Termination Date occurred through the Termination Date and the denominator of which is the number of days in the calendar year in which the Termination Date occurs, which shall be paid within ten (10) days of the Termination Date, except to the extent payment is otherwise deferred at the election of the Executive pursuant to any applicable deferred compensation arrangement; (iv) reimbursement for unreimbursed business expenses incurred by Executive, which shall be subject to the Company’s business expense reimbursement policies and paid within ten (10) days of the Termination Date; (v) vested employee benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans as of the Termination Date; which shall be subject to, and paid in accordance with, the Company’s employee benefit plans; and (vi) in the event of any termination of Executive’s employment on or following the third anniversary of the Original Effective Date, all stock options and stock appreciation rights shall remain exercisable for their full term. Items 5.1(a)(i) through 5.1(a)(v) are referred to herein collectively as the “Accrued Amounts.” (b) For purposes of this Agreement, “Cause” shall mean Executives (i) conviction of, or pleading guilty or no contest to a felony, (ii) willful refusal to substantially perform Executive’s duties, (iii) gross negligence or willful misconduct in connection with the performance of Executive’s duties, which results in material and demonstrable damage to the Company, (iv) willful and material breach of Executive’s non-compete, non-solicitation, or confidentiality obligations to the Company, or (v) Executive is subject to formal binding legal action taken by a regulatory body or a self-regulatory organization that materially impairs or prevents the Executive from performing his duties with the Company that are required under this Agreement. For purposes of this Agreement, no act or failure to act on Executive’s part will be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company. Prior to a termination of Executive’s employment for “Cause”, the Company will provide Executive with written notice describing the facts and circumstances that the Company believes constitutes Cause and, if curable, Executive shall be provided a 20-day period during which Executive may cure the circumstances alleged to constitute Cause. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the lawful and reasonable directives of the Board or based upon the advice of counsel shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith or in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive, if Executive is a member of the Board) at a meeting of the Board (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for

Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct constituting Cause, and specifying the particulars thereof in detail. (c) For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, in each case, without Executive’s prior written consent: (i) a reduction in Executive’s Base Salary or Target Bonus, from the levels then in effect; (ii) a failure by the Company to pay compensation due and payable or provide any benefits due to Executive in connection with his employment under this Agreement; (iii) a diminution in Executive’s titles or reporting relationship or a material diminution in Executive’s duties, responsibilities or authorities or the assignment to Executive of any duties inconsistent with his positions or the failure to assign Executive duties consistent with his positions; (iv) a relocation of Executive’s principal place of employment set forth in Section 3 of this Agreement by more than thirty (30) miles; or (v) any material breach by the Company of this Agreement or any agreement related to Executive’s option award granted to Executive on March 6, 2024 (the “Initial Option Award”). Executive cannot terminate his employment for Good Reason unless Executive: (A) gives the Company written notice of his objection to such above-described event or condition within twelve (12) months following the occurrence of such event or condition, (B) if curable, such event or condition is not corrected, in all material respects, by the Company within thirty (30) days following the Company’s receipt of such notice and (C) Executive resigns his employment within the 18-month period following the expiration of the Company’s 30-day cure period described in the foregoing clause (B). 5.2 Termination of Employment without Cause or for Good Reason. In the event that Executive’s employment under this Agreement is terminated by Executive for Good Reason or by the Company without Cause prior to March 6, 2028, Executive shall be entitled to receive the Accrued Amounts and, subject to Executive’s timely execution and delivery of a separation agreement and general release of claims in the form attached hereto as Exhibit A and such Release becoming effective following the Termination Date in accordance with its terms (the period between the Termination Date and the date that the Release becomes effective, the “Release Execution Period”), Executive shall be entitled to receive the following: (a) the Company shall provide Executive with Company-paid continued health care continuation to the extent that Executive elects to receive continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 until the earlier of (i) the eighteen (18) month anniversary of the Termination Date and (ii) the date on which Executive becomes eligible for group health care coverage from a subsequent employer. Notwithstanding the foregoing, if the benefits provided under this Section 5.2(a) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act or any successor law (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder), the parties agree to reform this Section 5.2(a) in a manner as is necessary to comply with the ACA and provide substantially equivalent economic benefits to Executive; (b) an amount equal to two (2) times the sum of Executive’s Base Salary and Target Bonus in effect as of immediately prior to the Termination Date, or if greater, immediately prior to any diminution of Base Salary or Target Bonus giving rise to Good Reason under this Agreement, payable in a lump sum within sixty (60) days following the Termination Date; provided that, if the Release Execution Period begins in one taxable year and ends in another taxable year, such payments shall not be made until the beginning of the second taxable year. In the event that the Termination Date occurs during the period beginning three (3) months before and ending on the twelve (12) month anniversary of a Change in Control

(as defined in the Company’s 2020 Omnibus Incentive Plan), the then-current Target Bonus will be replaced with the higher of Target Bonus and the prior year’s bonus; and (c) notwithstanding the terms of the applicable plan or any award documents: (i) all outstanding equity-based compensation awards shall become fully vested and the restrictions thereon shall lapse, with performance-based awards earned at the target level, and all stock options or stock appreciation rights shall become immediately exercisable and all other equity-based compensation awards shall be paid or settled (as applicable) within sixty (60) days following the Termination Date; provided that, any delays in the settlement or payment of such awards that are set forth in the applicable award documents or that are required under Section 409A of the Internal Revenue Code shall remain in effect; and (ii) all stock options and stock appreciation rights shall remain exercisable for the remainder of their full term. 5.3 Death or Disability. (a) Executive’s employment hereunder shall terminate automatically upon Executive’s death during the Employment Term, and the Company or Executive may terminate Executive’s employment on account of Executive’s Disability. (b) If Executive’s employment is terminated during the Employment Term on account of Executive’s death or Disability, Executive (or Executive’s estate and/or beneficiaries, as the case may be) shall be entitled to receive the Accrued Amounts. (c) Notwithstanding the terms of the applicable plan or any award documents: (i) all outstanding equity-based compensation awards shall become fully vested and the restrictions thereon shall lapse, with performance-based awards earned at the target level, and all stock options or stock appreciation rights shall become immediately exercisable and all other equity-based compensation awards shall be paid or settled (as applicable) within sixty (60) days following the Termination Date; provided that, any delays in the settlement or payment of such awards that are set forth in the applicable award documents or that are required under Section 409A of the Internal Revenue Code shall remain in effect; and (ii) all stock options and stock appreciation rights shall remain exercisable for the remainder of their full term. (d) For purposes of this Agreement, “Disability” shall mean Executive becomes entitled to receive long-term disability benefits under the Company long-term disability plan applicable to Executive (or, if Executive applied for such benefits, would be entitled to such benefits). 5.4 Notice of Termination. Any termination of Executive’s employment hereunder (other than termination pursuant to Section 5.3(a) on account of Executive’s death) shall be communicated thirty (30) days’ prior to the Termination Date by written notice of termination (“Notice of Termination”) to the other Parties hereto in accordance with Section 20. The Notice of Termination shall specify: (a) The termination provision of this Agreement relied upon;

(b) To the extent applicable, a summary of the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; and (c) The applicable Termination Date. 5.5 Termination Date. Executive’s “Termination Date” shall be: (a) If Executive’s employment terminates on account of Executive’s death, the date of the Executive’s death; (b) If Executive’s employment is terminated on account of Executive’s Disability, the date of termination specified in the Notice of Termination; (c) If Executive’s employment is terminated for Cause, the date of termination set forth in the Notice of Termination delivered to Executive after compliance by the Company with the provisions of Section 5.1(b); (d) If Executive’s employment is terminated without Cause, the date of termination specified in the Notice of Termination; and (e) If Executive terminates his employment with or without Good Reason, the date of termination specified in Executive’s Notice of Termination, provided that in the event Executive terminates employment without Good Reason, Executive provides the Company at least thirty (30) days written notice prior to the Termination Date; and Notwithstanding anything contained herein, the Termination Date shall not occur until the date on which Executive incurs a “separation from service” within the meaning of Section 409A. 5.6 Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and except as provided in Section 5.2(a) (with respect to medical insurance continuation), any amounts payable pursuant to this Section 5 shall not be reduced by compensation Executive earns on account of employment with another employer. 5.7 Regulatory Actions. (a) If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g) (1)), the Company’s obligations under this Agreement shall be suspended as of the date of service to the extent required by applicable law unless stayed by appropriate proceedings. If the charges in the notice are dismissed or such suspension is otherwise no longer required by law, the Company shall, except as required by applicable law, (i) within sixty (60) days pay Executive all of the compensation withheld while its obligations were suspended, and (ii) retroactively reinstate its obligations which were suspended. (b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), to the extent required by applicable law all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested and other rights of the contracting parties and the termination provisions of this Agreement shall not be affected, and such termination shall be deemed a termination by the Company without Cause except as set forth herein with respect to a for Cause termination, except in each case as otherwise required by law. (c) If the Company is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested or other rights of the contracting parties or the termination provisions of this Agreement, and such termination shall be deemed a termination by the Company without Cause except as set forth herein with respect to a for Cause termination, except in each case as otherwise required by law. (d) All obligations under this Agreement shall be terminated to the extent required by applicable law, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Company: (i) By the Federal Deposit Insurance Corporation, or its designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in 13(c) of the Federal Deposit Insurance Act; or (ii) By the Federal Deposit Insurance Corporation or its designee, at the time the Federal Deposit Insurance Corporation, or its designee approves a supervisory merger to resolve problems related to operation of the Company or when the Company is determined by the Federal Deposit Insurance Corporation to be in an unsafe or unsound condition. Any rights of the parties that have already vested or accrued and all other rights of the parties and the termination provisions of this Agreement, however, shall not be affected by such action, and such termination under this Section 5.7 shall be deemed a termination by the Company without Cause except as set forth herein with respect to a for Cause termination, except in each case as otherwise required by law. 5.8 Compliance with Law. Notwithstanding anything herein to the contrary, (i) neither the Company nor any of its affiliates shall be obligated to make any payment or provide any benefit to the extent such payment or benefit is inconsistent with, or limited by, any applicable law, regulation, or directive of any governmental entity (it being understood and agreed that any such non-payment may still constitute a basis for Good Reason), and (ii) any payments or benefits hereunder shall be conditioned on the Company or its affiliates receiving any regulatory approval, consent, or non-objection to the extent required by applicable law in connection therewith. 5.9 Restrictive Covenants. In consideration of Executive agreeing to enter into the Non- Competition, Non-Solicitation, Non- Disparagement and Confidential Information Agreement set forth on Exhibit B, Executive shall be entitled to receive an amount equal to one (1) times the sum of Executive’s Base Salary and prior year bonus in effect as of immediately prior to March 6, 2028. Notwithstanding any other provision of this Agreement or Exhibit B or any other agreements, all non-competition and non- solicitation of employees and customers and similar restrictive covenants shall expire and no longer apply to Executive no later than March 6, 2029. 6. Arbitration. The Parties agree that arbitration is the required and exclusive forum for the resolution of all disputes between them in any way related to this Agreement or Executive’s employment and separation from employment from the Company, including but not limited to, any statutory or common law claims alleging unpaid compensation, unpaid wages or overtime pay, discrimination, harassment, retaliation, breach of express or implied contract, defamation and/or negligence. Specifically excluded are workers’ compensation and unemployment compensation benefits, or claims under an executive benefit plan that specifies its claims procedure shall culminate in different arbitration procedures. Any Party seeking to pursue a claim shall do so by sending written notice pursuant to Section 20 hereof. Within five (5) days thereafter, the Party seeking arbitration will submit the claim to the American Arbitration Association (the “AAA”). The arbitration will be in accordance with the national employment rules of the AAA, except that in no event may the AAA unilaterally select an arbitrator without the written consent of both Executive and the Company. The Parties may agree to a private arbitrator mutually selected by the Parties, in which case the AAA employment rules will apply to the conduct of the hearing. Any arbitration proceeding will be governed by the Federal Arbitration Act. Claims against officers, directors and other executives or agents of the Company are included in this agreement to arbitrate. The Company will pay Executive’s portion of the AAA filing fee in an amount up to $250.00 (or the then current filing fee if it exceeds $250.00) as well as the fees and costs of the arbitrator and any AAA administrative costs. Any arbitration hearing will be conducted in the city or region closest to Executive’s residence, unless the Parties mutually agree to conduct the hearing in another location. An arbitrator’s award must be in writing, with specific findings of fact, and will be enforceable by judgment entered upon the award in any court having jurisdiction. In reaching any decision, the arbitrator will interpret and be bound by this Agreement (and cannot add or disregard any provision of this Agreement) as well as applicable federal, state or local law. Any arbitration will provide each Party with all substantive rights and remedies provided under any applicable federal or state law related to such claim, including but not limited to, any legal or equitable remedy available in a court of competent jurisdiction such as money damages and legal fees. In the event of a conflict between this Agreement and any policy, rule or practice of the Company or the AAA, the arbitrator is bound by the terms of this Agreement. Nothing in this agreement to arbitrate precludes the Company or Executive from seeking temporary or permanent injunctive or declaratory relief from a court of competent jurisdiction relative to any alleged breach of an applicable non-compete or trade secret agreement between the Parties. Neither Party shall be entitled to: (i) join or consolidate claims in arbitration by or against other executives, (ii) arbitrate any claim against the other party as a representative or member of a class or collective action, or (iii) arbitrate any claim in a private attorney general capacity. 7. Governing Law. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles. 8. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. 9. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Parties. No waiver by the Parties of any breach by another Party of any condition or provision of this Agreement to be performed by another Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by any Party in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege. 10. Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any amounts payable under this Agreement are subject to any requirement to clawback or recover amounts paid to Executive as required by applicable law, regulation or listing standards.

11. Stock Ownership Requirements. During the Employment Term, Executive shall be expected to maintain ownership of Common Stock in accordance with guidelines established by the Board from time to time. 12. Tax Withholding. The Company shall have the right to withhold from any amount payable under this Agreement any federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. 13. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. 14. Headings. Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. 15. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. 16. Section 409A. 16.1 General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code and any regulations or guidance promulgated thereunder (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as “separation pay” or as a “short-term deferral” shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes any representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. 16.2 Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Executive in connection with his termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six (6) month anniversary of the Termination Date or, if earlier, on Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

16.3 Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (b) any reimbursement of an eligible expense shall be paid to Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit. 17. Section 280G. In the event that part or all of the payments or benefits to be paid or provided to Executive under this Agreement together with the aggregate present value of payments, consideration, compensation and benefits under all other plans, arrangements and agreements applicable to Executive (“Total Payments”) will be subject to an excise tax under the provisions of Code Section 4999 (“Excise Tax”), the Total Payments shall be reduced so that the maximum amount of the Total Payments (after reduction) will be one dollar ($1.00) less than the amount that would cause the Total Payments to be subject to the Excise Tax; provided, however, that the Total Payments shall only be reduced to the extent the after- tax value of amounts received by Executive after application of the above reduction would exceed the after- tax value of the Total Payments received by the Executive without application of such reduction. In making any determination as to whether the Total Payments would be subject to an Excise Tax, applicable determinations shall take into account any portion of the Total Payments that could reasonably be considered, based on the relevant facts and circumstances, to be reasonable compensation for services rendered (whether before or after the consummation of the applicable Change in Control), with all determinations under this Section 18 to be made by 280G Solutions (or, in the event 280G Solutions is not available to provide such services, a nationally recognized or specialized accounting firm, as mutually by the Company and Executive). If applicable, the particular payments that are to be reduced shall be subject to the mutual agreement of Executive and the Company, with a view to maximizing the value of the payments to Executive that are not reduced. 18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Executive and the heirs, executors, assigns and administrators of Executive and shall be binding upon and inure to the benefit of the Company and its successors and assigns (as provided below). Executive may not assign or transfer to others the obligation to perform Executive’s duties hereunder, and there are no third party beneficiaries to Executive’s rights hereunder. The Company may assign or transfer its rights and obligations under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Section 19, “the Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid. 19. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the Parties by like notice):

If to the Company: Flagstar Bank, NA. 102 Duffy Avenue Hicksville, New York 11801 Attention: General Counsel If to Executive: At the last address on file with the Company. 20. Legal Fees. The Company shall pay or reimburse the Executive for the Executive’s reasonable legal fees incurred in connection this Agreement and related term sheets and other documents and agreements with Executive through the Amendment Date within 10 days of receipt of the invoice for such legal fees, and any additional reasonable legal fees incurred in connection with such documents and agreements after the Amendment Date. In the event of a dispute under this Agreement or any other documents or agreements with Executive following a Change of Control (as defined in the Company’s 2020 Omnibus Incentive Plan, as it applies to Executive), the Company will pay all reasonable legal fees as incurred by Executive in connection with the dispute. 21. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the Parties shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement, and with respect to the Initial Option Award, Sections 5.2(c) (ii) and (iii) shall survive such expiration or other termination of this Agreement. For the avoidance of doubt, all rights and protections afforded to Executive with respect to Executive’s equity awards including those related to a Change in Control shall survive any expiration or termination of this Agreement. [Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. FLAGSTAR BANK, N.A By: ______________________________ Name: Bao Nguyen Title: Senior Executive Vice President, General Counsel and Chief of Staff EXECUTIVE Joseph M. Otting

SCHEDULE A Board member (and related committees) of Blockchain.com, Inc. Board member (and related committees) of Talino Ventures Board member of Oasis (nonprofit) Global Board of Advisors of Operation Hope Vice Chairman of Andalusian Credit Partners and Chairman of the Board of Andalusian Credit Company

Execution Version EXHIBIT A FORM OF SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS This SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (The “Agreement”) is made between (“Executive”) and Flagstar Bank, N.A. for the benefit of itself and its subsidiaries (collectively, as applicable, the “Employer”), and is effective as of the Effective Date stated below. Executive was employed as an at-will Executive of Employer and Executive’s employment will end on or about [●]. In connection with Executive’s separation of employment, Employer offered Executive separation pay and other good and valuable consideration in return for a release of all claims and other terms. Executive shall have twenty-one (21)/forty-five (45) calendar days after the Termination Date to execute and deliver this Agreement, and an additional seven (7) calendar days thereafter to revoke this Agreement. If Executive does not timely execute this Agreement or timely revokes this Agreement, then this Agreement will not be effective and Executive will no longer be entitled to receive the separation pay and benefits set forth herein. THEREFORE, in consideration of the mutual promises and payment set forth below, the receipt and adequacy of which is acknowledged, the parties agree as follows: 1. Date of Termination. Executive’s date of termination is [●] (“Date of Termination”). Subject to any right to continue group health benefits under COBRA, Executive’s eligibility for all benefits provided by Employer will end on [●]. Except as specifically provided in this Agreement, the Non- Competition, Non-Solicitation, Non-Disparagement and Confidential Information Agreement dated as of [●], and any written agreement signed by Executive concerning the protection of trade secrets or intellectual property belonging to the Employer, shall remain in full force and effect. Except as specifically provided in this Agreement, all other agreements, contracts, commitments and understandings between Executive and Employer, whether oral or written, concerning the subject matter of this Agreement are superseded by this Agreement. 2. Separation Pay and Consideration for Release. In consideration of the release of claims and other promises in this Agreement by Executive, Employer will pay Separation Pay and other consideration as follows provided the seven (7) day revocation period described below has expired without revocation by Executive within such seven (7)-day period: A. Separation Pay: As noted in Section 5.2 of the Employment Agreement dated [●]. Executive agrees that payments and benefits described in the above paragraphs provided by Employer are good and valuable consideration for this Agreement and Executive’s release of claims, and are in excess of any earned wages, benefits or other amounts to which Executive is entitled as of the Date of Termination. Executive further acknowledges and warrants that Executive has received all wages, bonuses, overtime, vacation pay and other benefits and compensation due or owing by virtue of Executive’s employment, and further specifically warrants and agrees that he or she received all leaves of absences, including but not limited to, all Family Medical Leave Act leave, and all paid or unpaid time off that Executive requested or was otherwise eligible for while employed by Employer. Executive agrees to promptly pay in full all federal, state or local taxes due or owed on any separation payments made pursuant to this Agreement. 3. Other Payments. In connection with Executive’s separation from employment, on the Date of Termination, Employer will also pay any accrued and unused PTO and any other benefits payable upon termination for which Executive is eligible in accord with the express terms of any agreement, benefit plan or Employer policy and applicable law. 4. General Release of all Claims. Executive fully, completely and forever releases and discharges Employer, its current or former parent corporations, units, divisions, subsidiaries, foundations, benefit plans, related or affiliated entities, and all current or former officers, directors, shareholders, employees, donors, agents, attorneys, plan administrators, fiduciaries, successors and assigns of Employer, and any entity or unit described above (collectively referred to as “Released Parties”) from any and all claims, appeals, controversies, disputes, issues, allegations, loss of services, attorneys’ fees, liabilities, grievances, damages and causes of action of any kind, nature or description, arising from any act, omission, conduct, fact or circumstance existing as of the date Executive signs this Agreement. This release includes, but is not limited to, all workplace disputes, issues or allegations, and all claims or allegations for unpaid compensation, unreimbursed expenses, bonuses, stock options, wrongful discharge, breach of contract, negligence, defamation, fraud and personal injury (including, but not limited to, mental or emotional anguish, humiliation, embarrassment, loss of professional status, prestige and self-esteem), discrimination, retaliation or unlawful harassment, as well as all claims for loss of consortium or support or affection, and all damages, costs, expenses, compensation, benefits, and attorneys’ fees. This general release also includes all claims and rights under any federal, state or local law or regulation, including but not limited to, Title VII of Civil Rights Act of 1964, the Age Discrimination in Employment Act (ADEA), the Family and Medical Leave Act, the Americans with Disabilities Act, the Lilly Ledbetter Fair Pay Act, the Equal Pay Act; the Fair Credit Reporting Act; the Genetic Information Nondiscrimination Act; the New York State Human Rights Law; the New York State Labor Law; the New York Workers’ Compensation Law § 125; the New York State Corrections Law; the New York Executive Law § 296(15), and/or any other federal, state or local constitution, statute, ordinance or regulation. By signing below, Executive acknowledges and agrees that this general release also includes any and all claims which in any way involve or arise from Executive’s employment or separation from employment with Employer based on events occurring up to and including the date Executive signs this Agreement. By signing this Agreement, Executive gives up and discharges any such issues, disputes, allegations and claims described above, except for: (i) claims for breach of this Agreement; (ii) claims for health insurance benefits under COBRA or any vested benefits under a retirement plan governed by ERISA; (iii) statutory claims for unemployment or workers’ compensation benefits that are not waivable as a matter of law; (iv) equity awards which survive the termination of Executive’s employment; (v) rights to indemnification and reimbursement and advancement of expenses under any charter, bylaw, other organization document, agreement, vote of shareholders or directors or otherwise; and (vi) unemployment compensation claims. The parties further agree that no future claims based on facts or circumstances arising after the execution of this Agreement are waived. Notwithstanding any other provision in this Agreement, nothing in this Agreement precludes or limits in any way Executive’s right to file a charge or participate or cooperate in any proceeding conducted by the EEOC or comparable state or local fair employment agency. Executive has the right to have a court determine the validity of the above waiver and release of ADEA claims.

5. No Admission of Liability. This Agreement is the good faith settlement of any and all disputes existing as of the date signed or otherwise arising out of Executive’s employment or separation of employment with Employer. This Agreement does not constitute and shall not be used as an admission by either party of any liability, wrongdoing, or violation of any law. 6. Confidential Trade Secrets. Executive agrees not to directly or indirectly disclose, publish or make use of confidential trade secret information concerning Employer without the prior written consent of the General Counsel of Employer, unless such information becomes a matter of general public knowledge without action by Executive, and, in each case, subject to Section 7. Confidential trade secret information includes, but is not limited to, business strategy; customer lists and information about customer needs, specification or requirements; systems operations and capability information; financial, accounting or marketing information; and other risk management or proprietary information or records of Employer. 7. Permitted Disclosures. Notwithstanding anything to the contrary in this Agreement, Executive understands that nothing in this Agreement, or any other agreement Executive has with Employer is intended to or shall preclude or impede Executive from (i) voluntarily communicating with an attorney retained by Executive, (ii) voluntarily communicating with or testifying before any law enforcement or government agency or state or local commission on human rights, or any self-regulatory organization, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by such government agency, in each case, regarding possible violations of law and without advance notice to Employer, (iii) disclosing any information (including, without limitation, confidential trade secret information) to a court or other administrative or legislative body in response to any subpoena, provided that Employee first promptly notifies (to the extent legally permissible) Employer and provides Employer with the opportunity to seek, and join in its efforts at the sole expense of Employer, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, (iv) filing or disclosing any facts necessary to receive unemployment, Medicaid, or any other public benefits to which Executive is entitled, (v) disclosing the underlying facts or circumstances relating to claims of discrimination, harassment or any other conduct Executive has reason to believe is unlawful in respect of Employer, or (vi) seeking, receiving or recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or otherwise in connection with protected whistleblower activity. Notwithstanding anything herein to the contrary, under the Federal Defend Trade Secrets Act of 2016, Executive acknowledges that Employer has advised Executive that he may not be held criminally or civilly liable under any federal or state trade secret law for his disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive acknowledges that Employer has also advised Executive that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of applicable law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. 8. Return of Company Property and Cooperation. Executive further agrees to return to Employer on or before the Date of Termination all physical property (and delete all digital property) in Executive’s possession or control belonging to Employer, including, but not limited to, keys, files, cellular phones, credit cards, laptops, computer hardware or software, passwords, codes, books, customer documents, files and all records, and to promptly reconcile all expense accounts. Executive agrees not to retain copies of any property belonging to Employer, whether on paper, tape, disk, or in any electronic or other medium after the Date of Termination. Executive agrees to reasonably cooperate and be available to the Employer (or its Counsel), at the Employer’s expense for out of pocket expenses, as the Employer may reasonably request to assist in any administrative, agency or other matter, including litigation or potential litigation, over which Executive may have knowledge or information based on his or her employment with Employer. 9. Knowing and Voluntary Acknowledgment. Employer advises and encourages Executive to consult with an attorney prior to signing this Agreement. Executive acknowledges that (i) Executive has read this Agreement in its entirety and understands all of its terms; (ii) Executive has had the opportunity to consult with an attorney of his or her own choice prior to executing this Agreement; (iii) he or she is responsible for any costs and fees resulting from an attorney reviewing this Agreement; (iv) Executive knowing, freely and voluntarily enters into this Agreement and the above general release of claims of Executive’s own free will without any duress or coercion by Employer or its representatives, in exchange for good and valuable consideration in addition to anything of value to which Executive is otherwise entitled; (v) Executive is not waiving or releasing rights or claims that may arise after Executive signs this Agreement; and (vi) Executive understands that the waiver and release in this Agreement is being requested in connection with the termination of Executive’s employment with Employer. 10. Consideration Period. Executive acknowledges that in accordance with the [[ADEA] OR [the Older Workers Benefit Protection Act of 1990 (“OWBPA”)], Executive has been given at least [twenty- one (21) days/forty-five (45) days] to review and consider this Agreement before signing it. Executive acknowledges that if he or she chooses to sign this Agreement prior to the expiration of that [21-day/45- day period,], he or she expressly waives any remaining portion of the [21-day/45-day consideration period.] Executive agrees that any changes to this Agreement, whether material or Immaterial, do not restart the running of the consideration period. 11. Right to Revoke. Executive may revoke and cancel this Agreement and the release of claims at any time within seven (7) days after signing this Agreement by delivering written notice of revocation to [ ●]. This Agreement is not effective until Executive has timely signed it and the revocation period has expired without revocation (“Effective Date”). If Executive does so revoke, this Agreement shall be null and void. 12. Binding Nature, Modification, Severability and Governing Law. The waiver of a breach of any term of this Agreement does not operate as a waiver of any other or subsequent breach. This Agreement is binding on Employer, its affiliates and all respective successors and assigns, as well as Executive’s personal representatives and heirs. This Agreement may not be assigned by Executive without the prior written consent of the General Counsel of Employer. No amendment or modification of this Agreement is binding unless in writing, specifically refers to this Agreement, and is signed by both Executive and the General Counsel of Employer. Any ambiguity in this Agreement will not be construed presumptively against any party. If any court or competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable, such provisions shall be considered removed from this Agreement and the remaining provisions will continue in full force and effect to the fullest extent allowed by applicable law. This Agreement will be interpreted in accord with the laws of the State of New York, regardless of any conflict of law provisions. This Agreement may be executed by facsimile and/or in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one agreement. 13. Medicare Reporting. Executive affirms that he/she is not and has never been a recipient of Medicare benefits, is not otherwise eligible for Medicare benefits, and Medicare has not notified Executive (nor is Executive aware of) any Medicare liens applicable to Executive. Executive acknowledges that none of the Separation Pay is for medical treatment or injuries to Executive caused or attributed to the Employer. The parties have made every effort to adequately protect Medicare’s interest, if any, in this Agreement, and have not shifted responsibility for medical treatment to Medicare in contravention of federal law. Any present or future action or decision by Center for Medicare Services (CMS) regarding this Agreement, or Executive’s eligibility or entitlement to Medicare or Medicare payments, will not render this release void or ineffective, or affect the finality of this Agreement or release of claims. Executive waives any and all private causes of action for damages pursuant to 42 U.S.C. 1395, and acknowledges that the Employer will report any payments to CMS if specifically required by law to do so. 14. Arbitration of Disputes. The parties agree that arbitration is the required and exclusive forum for the resolution of all disputes between them in any way related to this Agreement or Executive’s employment and separation from employment from Employer, including but not limited to, any statutory or common law claims alleging unpaid compensation, unpaid wages or overtime pay, discrimination, harassment, retaliation, breach of express or implied contract, defamation and/or negligence. Specifically excluded from this agreement are workers’ compensation and unemployment compensation benefits, or claims under an executive benefit plan that specifies its claims procedure shall culminate in different arbitration procedures. Any party seeking to pursue a claim shall do so by sending written notice to Employer at [●] or to Executive at Executive’s last home address on record with Employer. Within five (5) days thereafter, the party seeking arbitration will submit the claim to the American Arbitration Association (AAA), The arbitration will be in accordance with the national employment rules of the AAA, except that in no event may the AAA unilaterally select an arbitrator without the written consent of both Executive and Employer. The parties may agree to a private arbitrator mutually selected by the parties, in which case the AAA employment rules will apply to the conduct of the hearing. Any arbitration proceeding will be governed by the Federal Arbitration Act. Claims against officers, directors and other executives or agents of Employer are included in this agreement to arbitrate. Employer will pay Executive’s portion of the AAA filing fee in an amount up to $250.00 (or the then current filing fee if it exceeds $250.00) as well as the fees and costs of the arbitrator and any AAA administrative costs. Any arbitration hearing will be conducted in the city or region closest to Executive’s residence, unless the parties mutually agree to conduct the hearing in another location. An arbitrator’s award must be in writing, with specific findings of fact, and will be enforceable by judgment entered upon the award in any court having jurisdiction. In reaching any decision, the arbitrator will interpret and be bound by this Agreement (and cannot add or disregard any provision of this Agreement) as well as applicable federal, state or local law. Any arbitration will provide each party with all substantive rights and remedies provided under any applicable federal or state law related to such claim, including but not limited to, any legal or equitable remedy available in a court of competent jurisdiction such as money damages and legal fees. In the event of a conflict between this Agreement and any policy, rule or practice of the Employer or the AAA, the Arbitrator is bound by the terms of this Agreement. Nothing in this agreement to arbitrate precludes Employer or executive from seeking temporary or permanent injunctive or declaratory relief from a court of competent jurisdiction relative to any alleged breach of an applicable non-compete, restrictive covenant or trade secret agreement between the parties. Neither party shall be entitled to: (i) join or consolidate claims in arbitration by or against other Executives, (ii) arbitrate any claim against the other party as a representative or member of a class or collective action, or (iii) arbitrate any claim in a private attorney general capacity. EXECUTIVE UNDERSTANDS THAT HE MUST SIGN AND RETURN THIS AGREEMENT BY [ ● ] OR EXECUTIVE’S RIGHT TO THE SEPARATION PAY SHALL BE FORFEITED. EXECUTIVE UNDERSTANDS THAT EXECUTIVE MAY NOT SIGN THIS AGREEMENT BEFORE THE DATE OF TERMINATION. THE PARTIES HAVE FULLY CONSIDERED THIS AGREEMENT AND GENERAL RELEASE FREELY AND KNOWINGLY ENTER INTO THIS AGREEMENT AND GENERAL RELEASE. FLAGSTAR BANK, N.A. By: Name: Title: By: Name: Title: EXECUTIVE Joseph M. Otting

ANNEX A TO SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS OLDER WORKERS BENEFIT PROTECTION ACT DISCLOSURE NOTICE The Older Workers Benefit Protection Act (OWBPA) requires that employers provide specific information to employees who are 40 years of age or older and asked to execute a release of claims in connection with a group termination program. This document provides this information. The class, unit, or group of individuals covered by the program includes employees [•]. The following is a list of the ages and job titles of employees who were and were not selected for termination and offered consideration for signing a waiver: Job Title Age No. Selected No. Not Selected

Execution Version EXHIBIT B NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT AND CONFIDENTIAL INFORMATION AGREEMENT This Non-Competition, Non-Solicitation, Non-Disparagement and Confidential Information Agreement (“Agreement”) is between Flagstar Bank, NA., a national banking association (together with its subsidiaries, the “Company”), and Joseph M. Otting (the “Executive”) and is effective as of the time the Executive executes this Agreement. In consideration of Executive’s employment with the Company, and the compensation and benefits to be provided to Executive by the Company, Executive hereby acknowledges and agrees as follows: 1. Confidential Information. “Confidential Information” means (i) all non-public techniques/strategies and information that Company has or Executive (in the course and scope of employment with the Company) develops, compiles, acquires, or receives that has or may have commercial value or usefulness to the Company, to its clients or to their competitors in their respective businesses; (ii) all non-public information that, if disclosed without authorization, could be detrimental to the interest of Company or its clients, whether or not such information is identified as Confidential Information or otherwise “confidential” by Company or its Clients; (iii) any consumer, customer, or employee information, including all personally identifiable information of any consumer, customer, or employee in any format to which Executive may have access during employment with Company; and (iv) all information belonging to third parties, such as vendors, that the Company is bound by contract or otherwise to keep confidential. Confidential Information includes not only information disclosed by Company (including its employees, agents, and independent contractors) or its clients to Executive, but also information developed or learned by Executive in the course and scope of employment with the Company. By example only and without limitation, “Confidential Information” includes all non-public information on trade secrets, inventions, innovations, processes, discoveries, improvements, research or development test results, specifications, data, data compilations and analyses, know-how, formats, employee information, subscriber information, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and client, prospective client and supplier identities and contact information, characteristics and agreements, whether in print, in electronic files, or residing on non-public Internet sites. The Company is the sole owner of the Confidential Information or is authorized by a third party to use the Confidential Information for limited purposes. Executive hereby irrevocably assigns to the Company all right, title, and interest Executive may have or may acquire during the course of or connected to employment with the Company, under any applicable law, in and to all Confidential Information.

At all times during Executive’s employment with the Company, and after such employment ends (for any reason, voluntarily or involuntarily), Executive shall hold in trust, keep confidential and shall not make any direct or indirect use or disclosure of any Confidential Information, to or for Executive’s benefit or any third party’s benefit. Notwithstanding the foregoing, Confidential Information shall not be deemed to include information that (w) becomes generally available to the public through no fault of the Executive, (x) is previously known by the Executive prior to his receipt of such information from the Company, (y) becomes available to the Executive on a non-confidential basis from a source which, to the Executive’s knowledge, is not prohibited from disclosing such information by legal, contractual or fiduciary obligation to the Company or (z) is required to be disclosed in order to comply with any applicable law or court order or the request of any regulatory organization. Pursuant to 18 U.S.C. § 1833(b), the Executive understands that the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Executive’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Executive understands that if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that the Executive has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Notwithstanding anything set forth in this Agreement or any other agreement that the Executive has with the Company or its affiliates to the contrary, the Executive shall not be prohibited from reporting possible violations of federal or state law or regulation to any governmental agency or entity, legislative body, or any self-regulatory organization, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, nor is the Executive required to notify the Company regarding any such reporting, disclosure or cooperation with the government. 2. No Competition. For a period of twelve (12) months following the termination of Executive’s employment with the Company, for any reason, the Executive agrees that the Executive shall not, on behalf of the Executive or for others, directly or indirectly (whether as employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, have an ownership interest in, or perform any services for a financial institution engaged in the same or similar then-existing material lines of business as the Company (“Business of the Company”) in any state of the United States. The parties agree that this provision shall not prohibit the ownership by the Executive, solely as an investment, of securities of a person engaged in the Business of the Company if (i) the Executive is not an “affiliate” (as such term is defined in Rule 12b-2 of the regulations promulgated under the Exchange Act) of the issuer of such securities, (ii) such securities are publicly traded on a national securities exchange and (iii) the Executive does not, directly or indirectly, beneficially own more than two percent (2%) of the class of which such securities are a part.

3. No Solicitation of Employees. The Executive agrees that, both during the Executive’s employment with the Company and for a period of one (1) year following termination of the Executive’s employment with the Company for any reason, the Executive will not, directly or indirectly, on behalf of the Executive or any other person or entity, solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six (6) months preceding the Executive’s termination of employment with the Company was actively employed) by the Company. This includes, but is not limited to, inducing or attempting to induce, or influence or attempting to influence, any person employed by the Company to terminate his or her employment with the Company. 4. No Solicitation of Customers. The Executive agrees that, both during the Executive’s employment with the Company and for a period of one (1) year following termination of the Executive’s employment with the Company for any reason, the Executive will not directly, on behalf of any competitor of the Company engaged in the Business of the Company, directly solicit the business of any entity within the United States who is known by the Executive to be a customer of the Company to cease or reduce its business with the Company, it being understood and agreed that this provision shall (i) after expiration of the 6-month period referred to in Section 2 above, not restrict the Executive from engaging in competitive activities other than as explicitly set forth in this Section 4, and (ii) not restrict the activities of any entity with which Executive may be associated provided that Executive is not directly involved in and does not direct the activities of such entity. 5. No Disparagement. The Executive agrees that during and following the Executive’s employment with the Company, the Executive will not disparage or encourage or induce others to disparage the Company, together with all of their respective past and present directors and officers, as well as their respective past and present managers, officers, controlling shareholders, partners (as applicable) and employees, agents, attorneys, servants and customers and each of their predecessors, successors and assigns (collectively, the “Company Entities and Persons”); provided that such limitation shall extend to past and present managers, officers, controlling shareholders, partners (as applicable) ,and employees, agents, attorneys, servants and customers only in their capacities as such or in respect of their relationship with the Company. The Company shall instruct its officers and directors not to, during and following the Executive’s employment with the Company, make or issue any statement that disparages the Executive to any third parties or otherwise encourage or induce others to disparage the Executive; provided that this sentence shall not apply to the Company’s officers and directors in the good faith performance of their duties to the Company or in connection with their fiduciary duties to the Company (including, without limitation, in the course of ordinary confidential performance reviews relating to the Executive’s employment during the Executive’s employment with the Company and its subsidiaries). The term “disparage” includes, without limitation, comments or statements adversely affecting in any manner (i) the conduct of the business of the Company Entities and Persons or the Executive, or (ii) the business reputation of the Company Entities and Persons or the Executive. Nothing in this Agreement is intended to or shall prevent either party from providing, or limiting testimony in any judicial, administrative or legal process or otherwise as required by law, prevent either party from engaging in truthful testimony pursuant to any proceeding under this Agreement. 6. Miscellaneous. This Agreement constitutes the full, complete and exclusive agreement between the parties pertaining to the subject matters covered, and it supersedes all prior and contemporaneous understandings or agreements pertaining to the subject matters covered hereby. This Agreement may not be amended except with a writing that specifically amends this Agreement and is signed by both parties. This Agreement is governed by the laws of the State of New York. [Signature Page Follows]

FLAGSTAR BANK, N.A By: Name: Title: By: Name: Title: EXECUTIVE Joseph M. Otting